UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 25, 2008

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CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-145712	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA 94403

(Address of principal executive offices) (Zip Code)

(650) 212-7620

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

On July 25, 2008, China Armco Metals, Inc. (the “Company”, “we”, “us” or “our”) entered into an amendment to the June 27, 2008 Share Purchase Agreement entered into between the Company and Feng Gao to extend until August 15, 2008, the Company’s right to request Stephen E. Cox to cancel a total of 7,694,000 shares of the Company’s common stock, par value $.001 per share.

Item 3.02	Recent Sales of Unregistered Securities.

On July 25, 2008 and July 31, 2008, we closed on the first two rounds of a private placement by raising $6,896,229 from 82 investors through the sale of 22.9 units of its securities at an offering price of $300,000.00 per unit in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Act”) in reliance on exemptions provided by Regulation D, Regulation S and Section 4(2) of the Act (the “Offering”). Each unit sold in the Offering consists of 100,000 shares of the Company’s common stock, $.001 par value per share at a per share purchase price of $3.00, and five year warrants to purchase 100,000 shares of common stock with an exercise price of $5.00 per share (the “Warrants“). The accredited institutional and individual investors who purchased units in the Offering entered into a Subscription Agreement with the Company the material terms of which are summarized below.

We paid FINRA member broker-dealers cash commissions of $160,000 and issued those firms five year warrants to purchase a total of 363,846 shares of our common stock at $5.00 per share as compensation for services to us in connection with the Offering. We also paid due diligence fees to certain investors or their advisors in connection with the Offering which included an aggregate of $528,642 in cash. The recipients of these fees included China Direct Investments, Inc., a subsidiary of China Direct, Inc. and a principal shareholder of our company. Finally, we paid legal fees to our counsel and the investors’ counsel associated with this Offering. After payment of these fees and costs associated with this offering, we received net proceeds of approximately $6,114,318. The net proceeds of the Offering will be used for construction of a scrap steel recycling facility in China as previously disclosed by the Company and general corporate purposes.

We agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of common stock underlying the warrants so as to permit the public resale thereof. We will pay all costs associated with the filing of this registration statement. In the event the registration statement is not filed within 75 days of the closing and declared effective not later than 180 days following the closing date, we are required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but in no event shall liquidated damages continue to accrue for a period longer than 180 days. The transaction documents also provide for the payment of liquidated damages to the investors if certain events occur, including our failure to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The Subscription Agreement for the Offering provides that while the purchasers own any securities sold in the offering, such securities are subject to anti-dilution protections. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the purchasers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of shares purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants.

In addition, for one year after the closing of the Offering, purchasers will have certain rights of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

Finally, under the terms of the Subscription Agreement for the offering we agreed that:

(a)

until the earlier of the registration statement having been effective for 240 days or the date on which all the shares of common stock sold in the offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

(b)

until the earlier of: (i) two years from the date of the subscription agreement or (ii) the date on which all shares of common stock sold in the offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

(1)	amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors;

(2)	repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities;

(3)	prepay any financing related or other outstanding debt obligations; or

(4)	take any action pursuant to which it would be deemed to be a “Shell Company” as defined in Rule 405 under the Act.

Pursuant to the Subscription Agreement, we are also obligated to indemnify the purchasers for certain losses resulting from (1) any material misrepresentation or breach of any warranty made by the Company or (2) any breach of any material covenant or undertaking of the Company to the Subscriber in connection with the sale of the Securities.

The descriptions of the terms and conditions of the Subscription Agreement and the Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of warrant
10.11	Form of Subscription Agreement
10.12	Form of Reg. S Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: July 31, 2008	By:	/s/ Kexuan Yao

Kexuan Yao

CEO and Chairman of the Board